Exhibit 10.30

CONTINUING AND UNCONDITIONAL GUARANTY

This Continuing and Unconditional Guaranty (“Guaranty”) is made as of August 18, 2009, by WNG Holdings (International) Ltd. a Nevada corporation (“Guarantor”), in favor of U.S. Bank National Association, as administrative agent (in such capacity, together with its successors, the “Agent”) for the Lenders (as defined in the Loan Agreement referred to below) and in favor of each of the Lenders.

1. Schiff Nutrition Group, Inc., a Utah corporation (“Borrower”), has entered into a Loan Agreement (the “Loan Agreement”) dated August 18, 2009 with the Agent and the “Lenders” from time to time party thereto, pursuant to which the Lenders, subject to the terms and conditions contained therein, are to make available to Borrower credit in the aggregate principal amount of the Revolving Credit Commitments.

2. Capitalized terms in this Guaranty not otherwise defined shall have the meanings given in the Loan Agreement.

3. For good and valuable consideration, Guarantor hereby, jointly and severally, absolutely and unconditionally, guarantees and promises to pay to the Agent and to the Lenders or to their respective order, on demand, any and all of the Borrower’s Obligations.  If Borrower does not pay any amount or perform Borrower’s Obligations in strict accordance with the Transaction Documents, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, indemnifications, reimbursements, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s Obligations under the Transaction Documents.

4. The obligations of Guarantor under this Guaranty are joint and several and independent of the obligations of Borrower and any other Obligor, and a separate action or actions may be brought and prosecuted by the Agent or the Lenders against Guarantor whether action is brought against Borrower or any other Obligor or whether Borrower or any other Obligor be joined in any such action or actions.  Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Transaction Documents against Borrower or any other Obligor.

5. It is agreed and understood by Guarantor that the Revolving Credit Commitments and the credit to be extended under the Loan Documents were agreed to and extended by the Lenders to Borrower or for Borrower’s account with direct reliance by the Lenders upon this Guaranty and the obligations of Guarantor under this Guaranty in favor of the Agent and the Lenders.  Guarantor acknowledges that the extension of credit by the Lenders to Borrower and the execution of this Guaranty has or will result in a receipt by Guarantor of significant and reasonably equivalent value.

6. The obligations of Guarantor under this Guaranty shall not be reduced, limited or discharged until payment and performance in full of all of the Borrower’s Obligations.  Any payment by Guarantor to the Agent or the Lenders shall not reduce Guarantor’s obligations under this Guaranty.  The obligations of Guarantor under this Guaranty shall be in addition to any other obligations that Guarantor may have to the Agent or to any of the Lenders under any other credit agreement, including guaranties, whether such guaranties are for the indebtedness of Borrower or any other person.

7. This Guaranty is a guaranty of payment and not of collection.  Guarantor agrees that upon the occurrence of an Event of Default with respect to Borrower’s Obligations, Agent and Lenders may, at its option, proceed directly and at once against Guarantor to collect and recover the full amount of the liability hereunder or any portion of such liability.  No delay or omission by the Agent or the Lenders in exercising any right shall operate as a waiver of such right or any other right.  Guarantor agrees to assume the complete responsibility for being and keeping informed of the financial condition of Borrower and all other Obligors and all other circumstances bearing upon the risk of nonpayment of the Borrower’s Obligations, and the Agent and the Lenders shall have no duty to advise Guarantor of information known regarding the Borrower’s Obligations or Borrower’s or any other Obligor’s financial condition or any other matter.

8. Guarantor authorizes the Agent and the Lenders, without notice to or any consent by Guarantor, and without affecting Guarantor’s liability under this Guaranty, from time to time in whole or in part to: (a) alter, compromise, renew, extend, waive, accelerate or otherwise change the time for payment of, or otherwise change the terms of, one or more of the Transaction Documents and the Borrower’s Obligations, or any part thereof, or any condition precedent to an advance under the Loan Agreement, including without limitation an increase in the principal amount of the Borrower’s Obligations or a change or an increase in the rate or rates of interest on the Borrower’s Obligations; (b) take and hold Collateral for the payment of the Borrower’s Obligations, this Guaranty, or the obligations of any other Obligor and exchange, surrender, compromise, release, enforce, waive, fail to perfect, or deal with such Collateral in any manner the Agent and the Lenders deem necessary, whether the Collateral was provided by Borrower, Guarantor or any other Obligor; (c) apply the proceeds of such Collateral (if the Agent and the Lenders choose to pursue remedies with respect to such Collateral) and direct the order or manner of sale as the Agent and the Lenders in their discretion may determine; (d) release or substitute any one or more of the Obligors, including Borrower; and (e) determine how, when and what application of payments shall be made on Borrower’s Obligations.

9. Guarantor represents and warrants to the Agent and the Lenders that (a) no representations or agreements of any kind have been made to Guarantor by the Agent or any of the Lenders that would limit, affect, or qualify the terms of this Guaranty; (b) this Guaranty is executed at Borrower’s request as part of Borrower’s application for credit from the Lenders; and (c) the Agent and the Lenders have made no representation to Guarantor as to the credit-worthiness or financial condition of Borrower.

10. Guarantor acknowledges that it has had the opportunity to read the Loan Agreement and the other Transaction Documents executed in connection with this Guaranty, and, to the extent that the Loan Agreement or the other Transaction Documents contemplate performance by Guarantor or the adherence by Guarantor to certain covenants or the provision to the Agent and the Lenders of certain financial information regarding Guarantor, Guarantor hereby agrees to comply with all such provisions.

11. Guarantor waives any right to require the Agent or the Lenders to (a) proceed against Borrower or any other Obligor; (b) proceed against or exhaust any Collateral; or (c) pursue any other remedy in the Agent’s or the Lenders’ power.  The Agent and the Lenders may, at its or their election, exercise or decline or fail to exercise any right or remedy it may have against Borrower, any Obligor, or any Collateral, including without limitation the right to foreclose upon any such Collateral by judicial or nonjudicial measures, without affecting or impairing in any way the liability of Guarantor hereunder.  Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower under the Borrower’s Obligations.  To the extent permitted by law, Guarantor’s liability shall not be limited or affected by any setoff, defense or counterclaim that Borrower may have against the Agent or the Lenders.  Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower, any other Obligor, or any Collateral.  Until all Borrower’s Obligations have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, any other Obligor, or any Collateral.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness constituting Borrower’s Obligations.  Guarantor expressly waives any right to exercise or assert any suretyship defense that may be available to Guarantor under applicable law.

12. In addition to all rights of setoff against the deposit accounts of Guarantor held by the Agent and each of the Lenders, and in addition to all other Collateral granted by Guarantor, Guarantor hereby grants to the Agent and the Lenders a security interest in all deposit accounts (as defined in Chapter 9a of the Utah Uniform Commercial Code) that Guarantor now or hereafter has with the Agent or any of the Lenders.  Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor.  No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lenders, or by any neglect to exercise such right of setoff or to enforce such security interest, or by any delay in so doing, and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lenders.

13. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Borrower’s Obligations; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

14. If any of the payments of money or transfers of property made to the Agent or the Lenders by Borrower, Guarantor, or any other Obligor, in payment of Borrower’s Obligations should for any reason be declared to be fraudulent, preferential or voidable within the meaning of any state or federal law relating to fraudulent conveyances or preferential transfers, or otherwise become voidable or recoverable under the Bankruptcy Code or any other federal or state law, in whole or in part, for any reason (hereinafter collectively called “Voidable Transfers”) and the Agent or any of the Lenders is required to repay or restore any such Voidable Transfers, or any portion thereof, then, as to any such Voidable Transfer or the amount repaid or restored (including all costs, expenses and attorneys’ fees of the Agent and the Lenders related thereto), the liability of Guarantor and all security interests and liens in Collateral granted by Grantor shall automatically be revived, reinstated and restored as though such Voidable Transfer had never been made.  This provision is precautionary, and nothing herein is an admission by any party that any such Voidable Transfer has occurred and all parties believe that no such Voidable Transfer exists.

15. The Agent and the Lenders may assume that all directors, officers, and agents purporting to act on behalf of Borrower in negotiating and executing the Transaction Documents and in taking measures thereunder to incur the Borrower’s Obligations have all corporate authority to do so.

16. Guarantor represents and warrants to the Agent and the Lenders that (a) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (b) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s articles of incorporation or bylaws or other organizational documents or agreements to which it is party or by which it is bound, and (c) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

17. Guarantor covenants and agrees that Guarantor shall do all of the following: (a) maintain its corporate existence, remain in good standing in its jurisdiction of organization, (b) continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor, (c) maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business, and (d) comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could adversely affect the financial condition, operations or business of Guarantor.

18. Guarantor jointly and severally agrees to pay all Attorneys’ Fees and other expenses incurred by the Agent and the Lenders in the enforcement of their respective rights hereunder, including without limitation such expenses incurred before legal action, during the pendency of any such legal action, during the enforcement and protection of the Agent’s and the Lenders’ rights and claims in any bankruptcy or insolvency proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of any such proceedings.

19. Guarantor agrees and acknowledges that this Guaranty shall be binding upon the successors and assigns of Guarantor.  At any time and from time to time such Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect or to affirm the purposes of this Guaranty.

20. Guarantor hereby agrees and submits to the exclusive jurisdiction of the state and Federal courts located in Salt Lake County, State of Utah, in any action by the Agent or the Lenders to enforce, or in any other action or suit relating to, this Guaranty.  Guarantor waives any objection which it may now or hereafter have to such venue for any suit, action or proceeding arising out of or relating to the enforcement of this Guaranty, including any assertion that any such designated courts is an inconvenient forum.

21. GUARANTOR HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY PRESENT OR FUTURE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARNTY OR ANY TRANSACTION DOCUMENT OR RELATED TO THE DEALINGS OF THE PARTIES THERETO.  ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT WITHOUT A JURY.  GUARANTOR REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

22. This Guaranty is assignable by the Agent and the Lenders in connection with any assignment of Borrower’s Obligations as contemplated by the Loan Agreement, and when so assigned, Guarantor shall be bound pursuant to this Guaranty to such assignees.

23. No obligation of Guarantor under this Guaranty shall be deemed to have been waived by any act or conduct on the part of the Agent or any of the Lenders, or by any delay in exercising the right to collect such obligations, and every right, power and remedy of the Agent and the Lenders shall continue in full force and effect until any such right, power or remedy is specifically waived or released by a written document executed by the Agent and the Lenders.

24. This Guaranty is intended to be an integrated agreement with respect to the subject matter set forth herein and represents the final expression of the parties with respect thereto and supersedes all prior agreements among the parties with respect to the matters set forth herein.  This Guaranty may not be modified except by written document executed by the Agent and the Lenders.  The provisions of this Guaranty are severable, and in the event that any provision shall be held to be invalid or enforceable, the remaining provisions shall continue to be enforceable.

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Dated as of August 18, 2009.

WNG HOLDINGS (INTERNATIONAL) LTD., a Nevada corporation

By:	/s/ Joseph W. Baty

Name:	Joseph W. Baty

Its:	Chief Financial Officer and Treasurer